Exhibit 5.1

December 8, 2014

Tribune Media Company

435 North Michigan Avenue

Chicago, Illinois 60611

Re: Tribune Media Company Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to Tribune Media Company, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933 (the “Securities Act”), relating to the registration of up to 5,088,667 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), which shares may be issued pursuant to the Tribune Company 2013 Equity Incentive Plan (the “Plan”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

The opinions expressed herein are limited to the laws of the State of Delaware.

Based on the foregoing, we are of the opinion that the 5,088,667 shares of Class A common stock that are reserved for issuance pursuant to the Plan have been duly authorized and, when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP
Debevoise & Plimpton LLP